Exhibit 32

CKX Lands, Inc.

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of CKX Lands, Inc., a Louisiana corporation (the “Company”), on Form 10-Q for the quarter ended March 31, 2012 as filed with the Securities and Exchange Commission (the “Report”), Joseph K. Cooper, Chief Executive Officer of the Company, and Brian R. Jones, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: May 10, 2012	/s/ Joseph K. Cooper
Joseph K. Cooper
President and Chief Executive Officer

Date: May 10, 2012	/s/ Brian R. Jones
Brian R. Jones
Treasurer and Chief Financial Officer